SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 28, 2004

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document
99.1*	Press release dated July 28, 2004.

99.2	Press release dated August 4, 2004.

*	Previously furnished.

Item 12. Results of Operations and Financial Condition.

On August 4, 2004, Dynegy Inc. (“Dynegy”) issued a press release concurrently with the filing of its Second Quarter 2004 Form 10-Q (the “Form 10-Q”) announcing that the Form 10-Q reflects a reclassification of an income tax benefit between Dynegy’s continuing operations and discontinued operations. This reclassification, which was identified subsequent to the publication of Dynegy’s second quarter 2004 earnings news release on July 28, 2004, relates to a second quarter 2004 $13 million income tax benefit originally reported within continuing operations and now reported within discontinued operations.

Further, the August 4th press release contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein. A copy of Dynegy’s August 4th press release is attached hereto as exhibit 99.2 and is incorporated herein by this reference.

In accordance with SEC Release No. 33-8176, the information contained in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 4, 2004	By:	/s/ J. KEVIN BLODGETT
	Name:	J. Kevin Blodgett
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1*	Press release dated July 28, 2004.

99.2	Press release dated August 4, 2004.

*	Previously furnished.